Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Incurs Damages From Hurricane Isaac

HOUSTON, Sept. 4, 2012 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced it is assessing damage at 12 of its Gulf Coast dealerships in the aftermath of Hurricane Isaac.

“Group 1’s primary concern is to assist its employees in the areas affected by Hurricane Isaac,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We are also working to quickly assess and repair the damage at our dealerships in order to restore full operations for the local residents.”

Preliminary assessments indicate minor damage to some facilities and inventory due to the heavy rain and winds. There was a loss of business due to store closures, evacuations, the inability for consumers to obtain personal vehicle insurance, and loss of power in the surrounding areas.

The company is insured and estimates it will incur a $250,000 pre-tax deductible charge for the facilities’ damages, as well as incur some small losses, estimated at less than $100,000 for inventory damage at the impacted locations in the third quarter.

Group 1’s four New Orleans dealerships were closed for six days, including part of the Labor Day weekend, while the remaining eight dealerships in the Gulfport, Miss., Mobile, Ala., and Florida Panhandle areas were closed for four-to-six days. None of the 12 Gulf Coast stores have significant damage. All of the affected dealerships are open for business, but until the surrounding areas have had power restored and the roads are cleared, customer access to the dealerships will continue to be impacted.

The 12 Gulf Coast dealerships are composed of primarily mid-line import franchises. On a combined basis, these dealerships represented 6.3 percent of Group 1’s total revenues in the second quarter ending June 30, 2012.

About Group 1 Automotive, Inc.
Group 1 owns and operates 122 automotive dealerships, 159 franchises, and 28 collision centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com